UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K/A

Report of Foreign Issuer

Pursuant to Section 13a-16 or 15d-16 of the

Securities Exchange Act of 1934

For the month of: September, 2019

Commission File Number: 001-38092

AKAZOO S.A.

(Name of registrant)

19 Rue de Bitbourg 1273 Luxembourg

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F  ☒             Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

EXPLANATORY NOTE

This amendment to the Report on Form 6-K is intended to delete in its entirely the information set forth in the original Report on Form 6-K (the “Original Form 6-K”) filed by Modern Media Acquisition Corp. (“MMAC”). The Original Form 6-K was filed by MMAC inadvertently and should have instead been filed by Modern Media Acquisition Corp. S.A., which is the “successor issuer” to MMAC pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AKAZOO S.A.

Date: September 11, 2019	By:	/s/ Apostolos N. Zervos
	Name:	Apostolos N. Zervos
	Title:	Chief Executive Officer